EXHIBIT 10.3

SUMMARY 2005 DIRECTOR FEE SCHEDULE

On May 31, 2005, the Greater Bay Bancorp Board of Directors approved annual fees for directors (except management directors) for service on the Boards of Greater Bay Bancorp and its subsidiaries, including the Committees thereof, as follows:

Annual retainer	$9,000
Fee per regular Board meeting attended	500
Chairman fee	15,000
Vice Chairman fee	8,000
Executive Committee	18,000
Audit Committee	14,000
Compensation Committee	12,000
Board Governance & Nominating Committee	4,000
Asset Liability Management Committee	5,000
Committee Chair fees:
Executive	18,000
Audit	30,000
Compensation	12,000
Board Governance & Nominating	4,000
Asset Liability Management	8,000
Subsidiary Boards:
Greater Bay Bank, N.A.
Annual Retainer	9,000
Fee per regular Bd. meeting attended	500
Chairman fee	15,000
Loan Committee	12,000
Marketing Committee	4,000
Asset Liability Management Committee	5,000
Trust Oversight Committee	4,000
Committee Chair fees:
Marketing	4,000
Loan	12,000
Trust Oversight	4,000
Asset Liability Management	8,000
ABD Board retainer	2,000[1]

[1]	One non-management director of Greater Bay Bancorp serves on the Board of ABD.

At the discretion of the Committee chairs, members of the Committees may also receive fees for special meetings attended. In addition, Directors are eligible to receive awards under the Amended and Restated 1996 Stock Option Plan.